Exhibit 10.4

SEPARATION AND NON-COMPETE AGREEMENT AND MUTUAL RELEASE

This Separation and Non-Compete Agreement and Mutual Release (“Agreement”) is made and entered into effective as of June 2, 2005 (“Effective Date”), by and between John J. Coughlan, a Minnesota resident (“Employee”) and Lawson Software, Inc., a Delaware corporation (Lawson Software, Inc. and its subsidiaries are referred to as the “Company”).

Background

A.                                   On June 2, 2005, the Company publicly announced that:  (1) it intends to acquire all of the outstanding capital stock of Intentia International AB (“Intentia”) (the “Intentia Transaction”) and (2) the Company has named a new chief executive officer of the Company (the “New CEO”);

B.                                     Subject to the terms of this Agreement, Employee will continue as the current chief executive officer of the Company (“CEO”) for the time period described below;

C.                                     Subject to the terms of this Agreement, the Company will pay Employee the severance benefits described below; and

D.                                    Subject to the terms of this Agreement, Employee will not compete with the Company (for the time period and to the extent described in Section 4 below), and Employee and the Company agree to the mutual release, indemnification and other provisions described below.

Agreement

NOW, THEREFORE, in consideration of the mutual promises and covenants established in this Agreement, Employee and the Company agree as follows:

1.                                       Definitions.  In addition to the other capitalized terms used in this Agreement, the following capitalized terms have the respective meanings defined below:

1.1                                 Cause.  “Cause” means fraud or criminal conduct in connection with the Company’s business, unless Employee was directed by a director or executive officer of (or a superior within) the Company to engage in such fraud or conduct

1.2                                 Planned Full-Time Employment Period.  “Planned Full-Time Employment Period” means the time period commencing on the Effective Date of this Agreement and ending on June 30, 2005.

1.3                                 Full-Time Employment Period.  “Full-Time Employment Period “ means the time period commencing on the Effective Date of this Agreement and ending on the earlier of:

(a)          the end of the Planned Full-Time Employment Period;

(b)         Employee’s death or total disability;

(c)          termination of Employee by the Company for Cause;

(d)         Employee’s material breach of this Agreement that is not cured within five business days after written notice describing the breach; or

(e)          voluntary resignation of Employee as CEO, unless such resignation is due to Company’s material breach of this Agreement that is not cured within five business days after written notice describing the breach.

1.4                                 Part-Time Employment Period.  “Part-Time Employment Period “ means the time period commencing at the end of the Full-Time Employment Period and ending on the earlier of:

(a)          two years after the end of the Planned Full-Time Employment Period;

(b)         voluntary resignation of Employee as a part-time employee of the Company (unless such resignation is due to Company’s material breach of this Agreement that is not cured within five business days after written notice describing the breach);

(c)          termination of Employee by the Company for Cause; or

(d)         Employee’s material breach of this Agreement that is not cured within five business days after written notice describing the breach (unless preceded by or simultaneous with Company’s material breach of this Agreement that is not cured within five business days after written notice describing the breach).

1.5                                 Employment Period.  “Employment Period” means the time period commencing on the Effective Date of this Agreement and ending on the latter of the end of the Full-Time Employment Period or the end of the Part-Time Employment Period.

2.                                       Employment and Employee Obligations.

2.1                                 Full-Time Employment With the Company.  Throughout the Full-Time Employment Period, Employee shall be a full-time employee of the Company, reporting to the Company’s Board of Directors.  Unless otherwise instructed by the Company’s Board of Directors, throughout the Full-Time Employment Period Employee shall continue to provide Employee’s full-time, good faith efforts towards the success of the Company (consistent with Employee’s past practices) and the transition to a new chief executive officer.

2.2                                 Resignation as an Officer and Director of the Company.  Employee hereby confirms that Employee will be deemed to have voluntarily resigned as CEO, president, an executive officer and as a director of the Company effective as of June 14, 2005.

2.3                                 Employee Invention and Non-Disclosure Agreement.  Exhibit A to this Agreement is substantially the same form of the Employee Invention and Non-Disclosure Agreement as previously entered into between the Company and Employee, which will continue in effect pursuant to its terms (except that Employee’s employment with the Company will no longer be “at will,” but will instead be governed by this Agreement; and except that the terms of Section 4 of that agreement will no longer apply and is instead superseded by the terms of Section 4 of this Agreement).

2.4                                 Surrender of Records and Property.  Promptly after the end of the Full-Time Employment Period, Employee shall deliver to the Company’s General Counsel all Company records and property possessed by Employee, except that Employee may permanently keep Employee’s Blackberry and laptop computer.

2.5                                 Part-Time Employment With the Company.  Throughout the Part-Time Employment Period, Employee shall be a part-time employee of the Company, reporting to the New CEO, and available on a part-time basis and compensated by the Part-Time Salary under Section 3.21 below.  Said part-time employment shall include but not be limited to the following:  (1) periodic and regular consultation with and advice to the New CEO and/or other members of senior management of the Company; (2) sharing of historical and learned knowledge and information regarding the Company; and (3) additional duties to which Employee and the New CEO mutually agree (provided that if said additional duties exceed the currently contemplated scope of Employee’s part-time employment, then those additional duties or services will be subject to Employee’s availability and at an additional hourly rate to be mutually agreed to between Employee and the New CEO).  The Company agrees that it shall use its reasonable efforts to continue and maintain said part-time employment throughout the duration of the Part-Time Employment Period, and, except pursuant to Sections 1.4(c) or (d), the Company shall not take (or refuse to take) actions that deprive Employee of continued part-time employment status during the Part-Time Employment Period.  During the Part-Time Employment Period, Employee shall not be required to incur any expenses for Company business.  If the New CEO requests that Employee travel or incur other expenses during the Part-Time Employment Period, the Company shall reimburse Employee for those expenses.

2.6                                 Cooperation.  As a current or former executive officer of the Company, during and after the end of the Employment Period, Employee agrees to cooperate with the Company in the investigation, discovery and litigation of any employment claims or other Company legal matters.  In consideration of such cooperation:  (1) the Company will reimburse Employee for Employee’s reasonable out-of-pocket expenses incurred at the request of the Company, (2) the Company will compensate Employee (as an independent contractor if Employee is not employed by the Company at that time) for the reasonable time incurred at the request of the Company, at a reasonable hourly rate and (3) the Company will indemnify and defend Employee, in connection with such cooperation, to the same extent as if Employee had continued to be an employee and officer of the Company.

2.7                                 ADEA Report.  Employee acknowledges that concurrently with the signing of this Agreement, Employee has received a copy of the ADEA report concerning the Company.

3.                                       Compensation, Benefits and Severance.

3.1                                 Compensation Through the End of the Full-Time Employment Period.  In accordance with the Company’s normal payroll practices, from the Effective Date of this Agreement through the end of the Full-Time Employment Period, the Company shall pay Employee Employee’s current full-time base salary, less applicable taxes.

3.2                                 ELRP Bonus Plan.  If there any payouts under the Company’s Executive Leadership Results Plan (“ELRP”) for the fiscal year ended May 31, 2005 (“FY05”), Employee shall receive a payout (less applicable taxes) to the full extent earned and accrued under the terms of the ELRP for FY05 (the payout date will be governed by the ELRP).  If there are no payouts under the ELRP for FY05, Employee will not receive any ELRP payouts or other bonuses for FY05.  Employee will not be eligible to receive any bonus or other incentive compensation for the fiscal years ending May 31, 2006, 2007 or 2008 (or for any fiscal quarter during those years) under the ELRP or any other bonus plan or program.

3.3                                 Benefits.  Throughout the Full-Time Employment Period, Employee shall continue to be eligible to receive the full-time benefits made available by the Company to U.S. employees working full-time, including without limitation the continued participation in the Company’s tax-qualified retirement plan..  Employee shall not be eligible to receive any benefits during the Part-Time Employment Period.

3.4                                 Initial Release.  In consideration of the severance payments to be made by the Company to Employee pursuant to Sections 3.5 and 3.6 below, at the end of the Full-Time Employment Period pursuant to Sections 1.3(a) or (b) above, Employee will sign and deliver to the Company the “Initial Release” in the form attached as Exhibit B.

3.5                                 Severance Based On One Times Annual Base Salary.  If the Full-Time Employment Period ends pursuant to Sections 1.3(a) or (b) above, and Employee (or Employee’s estate or legal representative in the case of Section 1.3(b)) has signed and delivered the Initial Release to the Company (and not rescinded that release), then promptly after the 15-day rescission period described in Section VII of the Initial Release, the Company shall pay Employee $450,000.00, less applicable taxes (that $450,000 payment represents one times annual base salary and is in consideration of the release described in Section II.A of the Initial Release).  The $450,000 payment described in this Section 3.5 will be paid in a lump sum (less applicable taxes) at the end of the first full payroll period following the 15-day rescission period.

3.6                                 Severance Based On One Times Annual Target Bonus.  If the Full-Time Employment Period ends pursuant to Sections 1.3(a) or (b) above, and Employee (or Employee’s estate or legal representative in the case of Section 1.3(b)) has signed and delivered the Initial Release to the Company (and not rescinded that release), then promptly after the 15-day rescission period described in Section VII of the Initial Release, the Company shall pay Employee $550,000.00, less applicable taxes (that $550,000 payment represents one times annual target bonus and is in consideration of the release described in Section II.B of the Initial Release).  The $550,000 payment described in this Section 3.6 will be paid in a lump sum (less applicable taxes) at the end of the first full payroll period following the 15-day rescission period.

3.7                                 No Claw-Back for Other Employment.  Employee shall not be obligated to payback any portion of the severance payments made pursuant to Sections 3.5 or 3.6 above if Employee accepts employment with another employer.

3.8                                 COBRA Coverage.  Employee (and his dependents) shall be eligible to and may elect COBRA continuation coverage under the Company’s health plans commencing on the first day of the month following the end of the Full-Time Employment Period (the “COBRA Start Date”).  The Company shall pay the employer’s share (but not Employee’s share) of COBRA medical and dental premiums for Employee and his dependents up to eighteen (18) months after the COBRA Start Date if all of the following conditions are met:  (1) Employee makes a timely election for COBRA continuation, (2) the Full-Time Employment Period ends pursuant to Sections 1.3(a) or (b) above; and (3) Employee has signed and delivered the Initial Release to the Company (and not rescinded that release).  Notwithstanding the foregoing, nothing in this Agreement shall prejudice the rights. that Employee and his dependents may have to elect and enjoy COBRA continuation coverage.

3.9                                 Outplacement Assistance.  Throughout the first twelve (12) months after the end of the Full-Time Employment Period, the Company will make available to Employee outplacement assistance valued at up to $25,000, using an outplacement firm selected by Employee.  The Company will use reasonable efforts to structure the outplacement through the Company to minimize any adverse tax consequences to Employee on that payment.  The outplacement payments under this Section 3.9 are payable only to the extent that the actual outplacement fees are actually incurred.

3.10                           Stock Options.  The stock options previously granted to Employee (“Options”) for the purchase of shares of common stock of the Company, are governed by the terms of the applicable Stock Incentive Plan and Grant Notice or Option Agreement delivered to Employee when the Options were granted (collectively, the “Option Documents”).

(a)                                  No Amendment of 1999/2000 Options.  The Options granted to Employee on September 29, 1999 and March 9, 2000 at an exercise price of $2.2471 per share (the “1999/2000 Options”) are fully vested and expire on the earlier of (i) ninety (90) days after the end of the Employment Period (or one (1) year after Employee’s death or total disability), or (ii) ten (10) years after grant.  The terms of the 1999/2000 Options are not amended by this Agreement.

(b)                                 No Further Vesting of 2002-05 Options After End of Full Time Employment Period.  The term “2002-05 Options” collectively means all Options granted to Employee on or after July 15, 2002.  Notwithstanding any provision in the Option Documents to the contrary:  (i) none of the 2002-05 Options will vest after the end of the Full-Time Employment Period and (ii) as of the close of business at the end of the Full-Time Employment Period all unvested 2002-05 Options will be deemed terminated and cancelled.

(c)                                  Amendment of Under-Water 2002-05 Options.   If the closing price of the Company’s common stock (Nasdaq symbol:  LWSN) on the trading day immediately preceding the Effective Date of this Agreement is less than the respective exercise price of any of the 2002-05 Options (those Options are collectively referred to as the “Under-Water 2002-05 Options”), the Under-Water 2002-05 Options are hereby amended as follows as of the Effective Date:  notwithstanding any provision in the Option Documents to the contrary, the Under-Water 2002-05 Options that are vested as of the end of the Full-Time Employment Period may be exercised for two years after the end of the Full-

Time Employment Period regardless of whether or not Employee is employed by the Company.

(d)                                 Minimum Period.  With respect to this Section 3.10 of this Agreement, and notwithstanding anything herein to the contrary, if at any time during the Employment Period Employee’s status as an employee of the Company (including but not limited to as a part-time employee) is determined to be invalid by a governmental, judicial or other legal enforcement authority, Employee shall have a minimum of ninety (90) days immediately following the effective date of such determination in which to exercise those 1999/2000 Options and/or the 2002-05 Options (including without limitation the Under-Water Options) which are vested and unexercised at that time.

(e)                                  No Obligation to Notify.  The Company and Salomon Smith Barney are not obligated to provide Employee future reminders of these stock option dates.

3.11                           Non-Payment of Severance, COBRA or Outplacement.  Notwithstanding any provision in this Agreement to the contrary, if the Full-Time Employment Period ends pursuant to Sections 1.3(c), (d) or (e) above, then:  (1) no severance payments shall be payable to Employee under Sections 3.5, 3.6 or 3.22 above, (2) no COBRA payments shall be payable by the Company pursuant to Section 3.8 above, and (3) no outplacement payments shall be payable by the Company pursuant to Section 3.9 above and (4) there shall be no Part-Time Employment Period.  Notwithstanding the foregoing, nothing in this Agreement shall prejudice the rights that Employee and his dependents have to elect and enjoy COBRA continuation coverage.

3.12                           Insider Trading Blackout.  Employee shall continue to comply with the Company’s Insider Trading Policy until the end of the Full-Time Employment Period.  Employee is currently under a trading restriction for the Company’s stock because of the pending Intentia Transaction (the “Intentia Transaction Blackout”).  If at any time before the Full-Time Employment Period ends, Employee possesses material nonpublic information about the Company, Employee shall continue to comply with applicable securities laws that restrict trading in Company stock based on that information.

3.13                           No Intentia Transaction Lockup.  The share lockup in the Intentia Transaction does not apply to Employee.

3.14                           Form 4 and Form 144 Filings with SEC.  If Employee has not made any non-exempt purchases of Company stock during the six months before the end of the Full-Time Employment Period, no further Form 4 filings will be required for Employee after the end of the Full-Time Employment Period (other than as required by applicable law).During the 90-days after the end of the Full-Time Employment Period, Employee must file a Form 144 with the SEC for any sales of Company stock in Employee’s 401(k) plan account.

3.15                           Flexible Time Off (FTO).  All earned but unused FTO through the end of the Full-Time Employment Period will be paid out to Employee after the end of the

Full-Time Employment Period, pursuant to the Company’s normal payroll practices.  No FTO shall accrue after the end of the Full-Time Employment Period.

3.16                           Business Expense Reimbursement.  The Company shall reimburse Employee for all employment-related expenses, consistent with past practices, through the end of the Full-Time Employment Period.  Employee must submit the necessary requests for reimbursement within 30 days after the end of the Full-Time Employment Period, and through the end of the Part-Time Employment Period, if such expenses are incurred in accordance with Section 2.5.  Employee shall not be obligated to reimburse the Company for any club memberships previously paid for by the Company.

3.17                           Termination of Umbrella Personal Liability Insurance Coverage.  The Company previously made available to Employee, as an executive officer and director of the Company, $15 million of umbrella personal liability insurance.  That umbrella personal liability insurance will be cancelled as of the end of the Full-Time Employment Period.  Notwithstanding the foregoing, nothing in this Section 3.17 shall in any way limit the full benefit to Employee of Section 8 of this Agreement.

3.18                           Ayco Personal Financial Planning Services.  As CEO, Employee has received personal financial planning services from Ayco at the Company’s expense (the “Ayco Services”).  The Company has paid the fees for the Ayco Services through June 30, 2005 and will not seek a refund of those fees.  The Company shall pay Ayco’s expenses incurred before July 1, 2005.  Employee shall pay any Ayco fees or expenses incurred after June 30, 2005 on behalf of Employee.

3.19                           Termination of Employment Agreement.  The Employment Agreement dated February 15, 2001 between the Company and Employee is hereby terminated in its entirety and shall have no further force or effect.

3.20                           No Participation in Change in Control Severance Pay Plan.  On January 17, 2005, the Company adopted the Executive Change in Control Severance Pay Plan for Tier 1 Executives (the “Tier 1 Plan”).  Under the Tier 1 Plan, if the employment of a Tier 1 executive (e.g. the chief executive officer and his or her direct reports) is terminated within two years after a “Change in Control” of the Company (as defined in the Tier 1 Plan), the Tier 1 executive may be eligible to receive as severance two times annual base salary and two times the average annual bonus over the preceding three years.  Employee acknowledges that this Agreement supersedes the Tier 1 Plan and that if a Change in Control of the Company occurs at any time, Employee will not be eligible for any payments under the Tier 1 Plan.

3.21                           Compensation During the Part-Time Employment Period.  Throughout the Part-Time Employment Period, the Company shall pay Employee a part-time salary of $1,000.00 per month, less applicable taxes, in accordance with the Company’s normal payroll practices (the “Part-Time Salary”).

3.22                           Final Release.  In consideration of the $1,000 severance payment (less applicable taxes) to be made by the Company to Employee pursuant to the “Final Release” in the form attached as Exhibit C, at the end of the Part-Time Employment Period pursuant to Sections 1.4(a) or (b) above (and after the end of the 15-day rescission period in Section VI of the Final Release), Employee will sign and deliver to the Company the Final Release.

3.23                           No Other Compensation or Payments.  Except to the extent expressly set forth in this Agreement, Employee is not eligible to receive at any time any compensation, severance or other payments from the Company.  For example, the compensation and severance arrangements between the Company and the New CEO shall not in any way cause (or serve as a precedence for) the increase or decrease in any amounts to be paid to Employee.

3.24                           Gross-Up Payment.

(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 3.24) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Employee shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

(b) All determinations required to be made under this Section 3.24, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days after the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company.  The determination of tax liability made by the Accounting Firm shall be subject to review by the Employee’s tax advisor, and, if the Employee’s tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting Firm and the Employee’s tax advisor shall jointly designate a nationally recognized public accounting firm which shall make the determination.  All fees and expenses of the accountants and tax advisors retained by both the Employee and the Company shall be borne solely by the Company.  Any Gross-Up Payment, as determined pursuant to this Section 3.24, shall be paid by the Company to the Employee within five days after the receipt of the determination.  Any determination by such jointly designated public accounting firm shall be binding upon the Company and the Employee.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that a Gross-Up Payment will not have been made by the Company that should have been made (an “Underpayment”), consistent with the calculations required to be made hereunder.  In the event that the Employee hereafter is required to make a payment of any Excise Tax, any such

Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.  Upon notice by the Employee of any audit or other proceeding that may result in a liability to the Company hereunder, the Employee shall promptly notify the Company of such audit or other proceeding; and the Company may, at its option, but solely with respect to the item or items that relate to such potential liability, choose to assume the defense of such audit or other proceeding at its own cost, provided that (i) the Employee shall cooperate with the Company in such defense and (ii) the Company will not settle such audit or other proceeding without the consent of the Employee (such consent not to be unreasonably withheld).  The highest effective marginal tax rate (determined by taking into account any reduction in itemized deductions and/or exemptions attributable to the inclusion of the additional amounts payable under this Section 3.24 in the Employee’s adjusted gross or taxable income) based upon the state and locality where the Employee is resident at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto.

4.                                       Covenant Not To Compete, Hire or Solicit.  In consideration of the severance payments under Sections 3.5 and 3.6 above, Employee covenants and agrees that from the date of this Agreement through and ending one year after the end of the Full-Time Employment Period, Employee shall not:

(a)                                  be employed by SAP AG, Microsoft Corporation, Oracle Corporation, SSA Global Technologies, Inc., McKesson Corporation, American Management Systems, Inc., Epicor Software Corporation or Intentia International AB (unless employed pursuant to this Agreement) or any of their respective subsidiaries (collectively referred to as the “Named Competitors”);

(b)                                 directly solicit any Company clients who are clients as of the Effective Date of this Agreement for the purpose of selling or providing those clients any products or services which directly compete with the Company’s products or services; or

(c)                                  directly solicit any Company employees for the purpose of hiring them and inducing them to leave employment at the Company.

If one or more of the Named Competitors acquire one another, this Section 4 shall remain in effect pursuant to its terms for each of the resulting successors to the Named Competitors.  If a Named Competitor acquires Employee’s then current employer, that acquisition will not result in a violation of this Section 4 (e.g., Employee may continue to work for that employer or its successor).  If another company (that is not a Named Competitor) buys one of the Named Competitors, that acquisition will not prohibit Employee from working for the combined company.  Employee acknowledges that the violation of this Section 4 will cause irreparable harm to the Company and agrees that, in addition to any other relief afforded by law, an injunction against any violation of this Section 4 may issue against Employee.  Both damages and injunction shall be proper modes of relief and are not alternative remedies for Employee’s violation of this Section 4.  If the Company commences any action in equity to specifically enforce any of its rights under this Section 4, Employee waives and agrees not to assert the defense that the Company has an adequate remedy at law.

5.                                       Publicity.  The Company and Employee will mutually agree to the content of any press releases or other public statements from the Company concerning the resignation of Employee.  Employee acknowledges that the Company is required to disclose the contents of this Agreement publicly with the Securities and Exchange Commission in a Form 8-K Report, which may include a copy of this Agreement.

6.                                       Non-disparagement.  Employee agrees not to make any disparaging remarks, either orally or in writing, regarding the Company or any of its officers or directors.  The Company agrees that no executive officer of the Company has authorized or will authorize any employee to make any disparaging remarks, either orally or in writing, regarding Employee.  Both the Company and the Employee acknowledge that this provision shall not prevent the Employee or any Company representative from providing truthful testimony in any deposition or proceeding.

7.                                       Indemnification by the Company.  To the extent allowed under Section 145 of the Delaware General Corporation Law (which requires that Employee acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interests of the Company),  and until the last expiration date of the applicable statute of limitations, the Company shall indemnify and defend Employee against any claims or other actions brought against Employee in connection with Employee’s present, past, or future (including part-time) employment by the Company or status as a current or former executive officer or director, or employee, of the Company (a “Claim”), including but not limited to any civil or criminal claims against Employee relating to his part-time employment or part-time status, as well as the impact of said part-time employment or status on the consideration given to Employee under this Agreement, subject to each of the following:

(a)                                  Employee promptly notifies the Company of the Claim.

(b)                                 The Company will provide Employee legal representation by lawyer(s) and a law firm selected by the Company.  If joint representation is not applicable or appropriate, the Company will provide and pay for separate legal counsel to represent Employee, subject to Employee’s continued compliance with Section 2.6 above and this Section 7.

(c)                                  Employee will not agree to any settlements, for which the Company is obligated to indemnify Employee, unless the Company has agreed to that settlement in writing and in advance.

8.                                       D&O Insurance.  Until the last expiration date of the applicable statute of limitations, the Company (and its successors) shall renew, purchase and/or maintain in effect, at the Company’s expense, directors and officers liability insurance, with carriers and coverages that are reasonably comparable to the Company’s current coverage, to the extent commercially and reasonably available in the market (the “D&O Insurance”).  The D&O Insurance shall cover Employee as a current or former executive officer and director of the Company, subject to the insurance policy scope and limitations.  From time to time upon written request from Employee to the attention of the Company’s Corporate Secretary, the Company shall provide Employee evidence of the D&O Insurance then in effect (as well as copies of the D&O Insurance in effect and covering Employee at any time during his employment with the Company).

9.                                       Limitation of Liability.  Except for the Company’s obligations under Sections 2.6, 7 and 8 above, the Company shall not be obligated to pay any amounts to Employee in excess of the amounts described in Section 3 above.  In no event shall the Company or Employee be liable to each other for any indirect, special, consequential or punitive damages.

10.                                 Release by the Company.  Except only for criminal conduct or violations of the federal securities laws (other than such conduct in which Employee was directed to engage by a director, officer, or someone superior to Employee within the Company), upon the end of the 15-day rescission period in the Initial Release, the Company will be deemed to have released and forever discharged Employee from any and all claims or causes of action of any type, both known or unknown, asserted and unasserted, direct and indirect, and of any kind, nature, or description whatsoever, under any local, state, or federal law(s), or the common law of any state arising or which may have arisen at any time prior to the end of the Full-Time Employment Period pursuant to Sections 1.3(a) or (b) above.  This Section 10 shall automatically become null and void if Employee rescinds the Initial Release.

11.                                 General.

11.1                           Governing Law.  This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of laws principles.

11.2                           Entire Agreement.  This Agreement and any other agreement specifically mentioned in this Agreement contains the entire agreement of the parties relating to the employment of Employee by the Company and the other matters discussed herein and supersedes all prior promises, contracts, agreements and understandings of any kind (other than any other written agreement mentioned herein), whether express or implied, oral or written, with respect to such subject matter.

11.3                           Withholding Taxes.  The Company may take such action as it deems appropriate to insure that all applicable federal, state, city and other payroll, withholding, income or other taxes (“Taxes”) arising from any compensation, benefits or any other payments made pursuant to this Agreement, or any other contract, agreement or understanding which relates, in whole or in part, to Employee’s employment with the Company, are withheld or collected from Employee.   The Company shall have no obligation to pay any Taxes on behalf of Employee or reimburse Employee for the payment of any Taxes.

11.4                           Amendments.  No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by Employee and an executive officer or director authorized by the Board of Directors of the Company.

11.5                           No Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought.

11.6                           Assignment.  This Agreement may not be assigned by either party unless the other party consents in writing, except that the Company may assign this Agreement without Employee’s consent in connection with a merger or sale of the Company or sale of substantially all of the assets of the Company or its applicable operating division.

11.7                           Review by Employee’s Legal Counsel.  The Company has informed Employee that Employee has the right to consult with an attorney and tax advisor (at Employee’s own expense) before signing this Agreement.  The Company is not obligated to reimburse Employee for any legal fees incurred in the review, negotiation or preparation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth in the first paragraph of this Agreement.

Lawson Software, Inc.

By	/s/ H. Richard Lawson
H. Richard Lawson,
Chairman

Employee Name: John J. Coughlan

/s/ John J. Coughlan
Employee Signature

EXHIBIT A

LAWSON SOFTWARE, INC.

EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT

In consideration of the benefits of my at-will employment with LAWSON SOFTWARE, INC, , or any of its subsidiaries,  (hereinafter “COMPANY”), including wage or salary, fringe benefits, present or possible future job promotions, salary increases and bonuses, I, the Employee (hereinafter “I” or “me”), agree as follows:

1. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.  I agree that Confidential Information related to COMPANY’s business, or the business of any of its clients, customers, suppliers, partners or third parties, I acquire during my employment by COMPANY is the property of COMPANY or is held in trust by COMPANY, will be held in trust by me, and shall be regarded and treated as confidential and solely for the benefit of COMPANY. Such “Confidential Information” for purpose of this Agreement shall mean all information maintained in confidence by COMPANY.  Confidential Information includes, but is not limited to:  (1) all information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, other persons who can derive economic value from its disclosure or use, (2) trade secrets and (3) computer programs and passwords; customer lists, sales lists and supplier lists; pricing, licenses, costs, budgets, financial information and financing plans; marketing and sales statistics and studies; projections, strategies, forecasts, new products and marketing and business plans; merger and acquisition plans; formulas, processes, data procedures, techniques and improvements; inventions, product designs, discoveries and developments; and employee data, files and compensation.  Such information may be marked as confidential or proprietary, or received under circumstances reasonably interpreted as imposing an obligation of confidentiality.  Such information does not lose its status as Confidential Information merely because it was known by a limited number of persons or entities or because it was not entirely originated by COMPANY.  I acknowledge that the Confidential Information of COMPANY is a valuable, special and unique asset of COMPANY, and that any disclosure of such Confidential Information may be materially damaging to COMPANY.  The obligation of confidence under this Agreement shall not apply to any portion of information which I can show from documented records is or becomes generally available to the public without fault of mine, or which is obtained without restriction on publication or use from a third party having the right to disclose the same.

I agree that I shall not, except as necessary in the course of conducting business for COMPANY, use such Confidential Information myself or disclose such information to any other person or entity, directly or indirectly, either during my employment or at any time thereafter, without the prior written consent of COMPANY.  I agree that I shall not remove any records, documents, or other Confidential Information from the premise of COMPANY in either original, duplicate or copied form, except as necessary in the course of conducting business for COMPANY.  I agree to return to COMPANY all Confidential Information in my possession, including duplicates and copies, upon request by COMPANY, or at the time my employment is terminated.

2. INVENTIONS AND PROPRIETARY INFORMATION.   I represent to COMPANY that I am not a party to any other agreement that conflicts with this Agreement or which would restrict or prevent me from performing my duties as an employee of COMPANY.  I agree that I will promptly disclose to and immediately assign and transfer to COMPANY in writing all my right, title, and interest in all inventions, works of authorship, improvement, designs, developments, and discoveries created by me individually or with others that relate in any manner to the present or prospective business or research of COMPANY.

“Inventions” means discoveries, concepts, and ideas, whether patentable or not, relating to any present or prospective product, service, business, research or development of COMPANY.  Works of authorship means all forms of original expression fixed in any tangible medium.  Examples of works of authorship include, without limitation, programs, programming tools and designs, program documentation, training materials, marketing materials and business plans.

At COMPANY’s request, I will sign all papers COMPANY considers necessary or advisable to patent any invention or improvement or to register any copyright, trademark or domain name, each in the name of COMPANY.  I agree to take these steps both during and after my employment with COMPANY.

The provisions of this Section 2 do not apply to created works for which no equipment, supplies, facility or trade secret information of COMPANY was used and which were developed entirely on my own time, and (a) which do not relate (1) directly to the business of COMPANY, or (2) to COMPANY’s actual or demonstrably anticipated research or development, or (b) which do not result from any work performed by me for COMPANY.

3.  DOCUMENTS AND TANGIBLE PROPERTY.  All documents and other tangible property relating in any way to the business of COMPANY which are conceived or generated by me or come into my possession during my employment shall be and remain the exclusive property of COMPANY, and I agree to return all such documents and tangible property to COMPANY upon any separation from my employment at COMPANY.

Additionally, I agree that I do not have, nor have I ever had, claim of any right title or interest in any trademarks, trade names or domain names owned or used by COMPANY.

4.  NON-SOLICITATION.  I will not, during the term of my employment and for a period of 12 months following the termination of my employment, directly or indirectly, hire or solicit any COMPANY employees for the purpose of hiring them or inducing them to leave employment at COMPANY.  [THIS SECTION 4 OF THIS EXHIBIT B WILL NO LONGER APPLY AND IS INSTEAD SUPERSEDED BY SECTION 4 OF THE SEPARATE, WRITTEN SEPARATION AND NON-COMPETE AGREEMENT AND MUTUAL RELEASE, TO WHICH THIS EXHIBIT B IS ATTACHED.]

5. REMEDIES.  Since any violation of this Agreement by me would result in immediate and irreparable injury to COMPANY, I agree that COMPANY will have the right to obtain an injunction to specifically enforce the terms of this Agreement, and to obtain any other legal or equitable remedies which may be available pursuant to this Agreement and/or applicable law.  In the event of any violation by me of this Agreement, I agree to pay the reasonable costs and attorneys’ fees which COMPANY incurs in pursuing any of its rights with respect to this Agreement, in addition to the damages sustained by COMPANY.

6. SEVERABILITY.  If a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, the remaining provisions will continue to be binding.  Such a court shall also have the authority to modify any clause solely in order to render the provision valid under applicable law.

7. SUCCESSORS AND ASSIGNS.  I agree that this Agreement shall be binding on my heirs, assigns, and legal representatives and may be transferred by COMPANY to its successors and assigns.

8. GOVERNING LAW.  This Agreement shall be governed by the laws of the State of Minnesota.  The venue for any legal action shall be the United States District Court in St. Paul, Minnesota.

I HAVE SATISFIED MYSELF FULLY AS TO THE NATURE OF THE OBLIGATIONS CONTAINED HEREIN AND HAVE SIGNED THIS AGREEMENT VOLUNTARILY.

Exhibit B

General Release and Agreement

(“Initial Release” to be signed at end of Full-Time Employment Period )

This General Release and Agreement (“General Release and Agreement”) is made and entered into as of                       , 2005 between Lawson Software, Inc. (“the Company”) and John J. Coughlan (“Employee”).

WHEREAS, the Company and Employee are parties to a Separation and Noncompete Agreement and Mutual Release dated effective as of June 2, 2005  (the “Agreement”);

WHEREAS, Employee intends to release any and all claims that Employee has or may have against the Company as a result of Employee’s employment with the Company; and

WHEREAS, under the terms of the Agreement, which Employee agrees are fair and reasonable, Employee agreed to enter into this General Release and Agreement as a condition precedent to the payments described in Sections 3.5 and 3.6 of the Agreement.

NOW, THEREFORE, in consideration of the provisions and the mutual covenants herein contained, the parties agree as follows:

I.                                         SEVERANCE BENEFITS.

A.                                    The Company agrees to pay Employee $450,000.00 (less applicable taxes), out of the payment described in Section 3.5 of the Agreement, in consideration of the release set forth in Section II(A) below.

B.                                    The Company agrees to pay Employee the remaining $550,000.00 (less applicable taxes) out of the payment described in Section 3.6 of the Agreement in consideration of the release set forth in Section II(B) below.

II.                                     RELEASE OF CLAIMS (“Release”).  The following Release does not apply to the Company’s obligations to Employee as described and contained in the Agreement.

A.                                    In consideration of the benefits listed in Section I(A) above, Employee, on behalf of himself, his heirs, executors, family members, beneficiaries, assignees, administrators, successors, and executors or anyone acting or claiming to act on his behalf, hereby releases and forever discharges, in full and final settlement, Lawson Software, Inc. and its predecessor the Lawson Associates, Inc. and all of their respective divisions, parent, subsidiaries, predecessors and successors, and all affiliated organizations, companies, foundations, and other corporations as well as past and present employees, agents, officials, officers, directors, and representatives, both individually and in their representative capacities, from any and all claims or causes of action of any type, both known or unknown, asserted and unasserted, direct and indirect, and of any kind, nature, or description whatsoever, under any local, state, or federal law(s), or the common law of the State of Minnesota, arising or which may have arisen at any time prior to the date of this General Release and Agreement.  This Release includes, but is not limited to, any and all claims arising from Employee’s employment with the Company or any business entity related to or acting on behalf of the Company, including claims arising under the Minnesota Human

Rights Act, Minnesota Law Against Discrimination, Title VII of the 1964 Civil Rights Act, as amended, the Americans with Disabilities Act, the Federal and State of Minnesota Fair Labor Standards Acts, the Employee Retirement Income Security Act, and any other local, state, or federal law(s) relating to illegal discrimination in the workplace on the basis of race, religion, disability, sex, age, or other characteristics of traits, as well as any claims that Employee may have been wrongfully discharged, that a employment contract has been breached, that Employee has been harassed or otherwise treated unfairly during his employment, or that he has been defamed in any fashion.  This Release also includes any claims based upon (a) the value of stock options that have not vested or are unexercisable after the date of termination of Employee’s employment with the Company pursuant to the applicable stock option agreements, grant notices or stock option plans, and (b) the value of stock options previously granted to Employee and that have vested and are exercisable as of the date of termination of Employee’s employment with the Company, but that Employee elects not to exercise and pay for within the applicable period after the date of termination of Employee’s employment with the Company pursuant to the express terms of the applicable stock option agreements, grant notices or stock option plans.   This Release also includes any claims for libel or slander, claims for assault or battery, claims for infliction of emotional distress whether intentional or negligent, claims of negligence (including negligent hiring, negligent supervision, and negligent retention), or any and all other claims arising out of Employee’s employment relationship with the Company.  This Release also includes any claims for attorney’s fees that Employee has or may have had for any claim identified above.  Employee acknowledges that the severance benefits set forth in Section I(A) above constitute adequate consideration for this Release.

B.                                    In consideration of the benefits listed in Section I(B) above, Employee hereby releases and forever discharges the Company and all of their respective divisions, parent, subsidiaries, predecessors and successors, and all affiliated organizations, companies, foundations, and other corporations, as well as past and present employees, agents, officials, officers, directors, and representatives, both individually and in their representative capacities, from any and all claims or causes of action of any type, both known and unknown, arising under or relating to the Age Discrimination in Employment Act, as amended.

III.                                 NON-ADMISSION.

It is understood and agreed that this General Release and Agreement does not constitute an admission by the Company of any liability, wrongdoing, or violation of any law.  Further, the Company expressly denies any wrongdoing of any kind whatsoever in its actions and dealings with Employee.  Employee acknowledges and agrees that the Company has no obligation to hire or employ Employee in the future.

IV.           OPPORTUNITY TO SEEK ADVICE AND CONFIRMATION OF UNDERSTANDING.

Employee acknowledges that Employee received this General Release and Agreement on                         ,2005.  Employee has been informed by the Company that Employee has the right to consult with an attorney (at Employee’s own expense) before signing this General Release and Agreement, and that Employee has twenty-one (21) days after the date on which Employee received this General Release and Agreement to consider whether or not Employee wishes to sign it.

Employee acknowledges that Employee has read and understands this entire General Release and Agreement, and has had sufficient opportunity to ask the Company any questions about this General Release and Agreement.  If Employee has asked the Company any questions about this General Release and Agreement, all questions have been answered and Employee understands and is satisfied with all of those answers.

V.            OPPORTUNITY TO CONSIDER.

Employee understands that Employee may cancel this General Release and Agreement for any reason within fifteen (15) days after Employee has signed it.  If Employee decides to cancel this General Release and Agreement, Employee must provide written notice of cancellation, and that notice must be addressed to General Counsel, Lawson Software, Inc., 380 St. Peter Street, St. Paul, Minnesota 55102.  The notice must be hand-delivered or sent by certified mail, return receipt requested, and postmarked within the 15-day period.

VI.           COMPREHENSIVE NATURE OF AGREEMENT.

The Agreement, the exhibits to the Agreement, existing written stock option agreements and options plans, the Lawson Software, Inc. Employee Invention and Non-Disclosure Agreement and this General Release and Agreement contain the entire agreement between the Company and Employee.  No other agreements, except the employee benefit plans in which Employee participated, are in full force and effect.  Employee acknowledges that Employee has been advised in writing to consult Employee’s own attorney, and that Employee has had an opportunity to be represented by Employee’s own attorney, and that Employee has read and understands the terms of this General Release and Agreement, and that Employee is voluntarily entering this General Release and Agreement to take advantage of the benefits offered, and that there have been no promises leading to the signing of this General Release and Agreement except those that have been expressly contained in this written document.

VII.         NON-ASSIGNMENT.

Employee and the Company agree that this General Release and Agreement may not be assigned by either party unless the other party consents in writing, except that the Company may assign this General Release and Agreement without Employee’s consent in connection with a merger or sale of the Company or sale of substantially all of the assets of the Company or its applicable operating division.

VIII.        SAVINGS CLAUSE.

If any provision of this General Release and Agreement is determined later to be unenforceable or illegal, the remaining provisions shall remain in full force and effect.

IX.           EMPLOYER’S REMEDIES.

Employee acknowledges that the violation of any of the terms of this General Release and Agreement will cause irreparable harm to the Company and agrees that, in addition to any other relief afforded by law, an injunction against the violation of the General Release and Agreement may issue against Employee.  Both damages and injunction shall be proper modes of relief and are not alternative remedies.  If the Company commences any action in equity to specifically enforce any of its rights under this General Release and Agreement, Employee waives and agrees not to assert the defense that the Company has an adequate remedy at law.

X.            GOVERNING LAW.

This General Release and Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota.  The parties to this General Release and Agreement agree and acknowledge that this General Release and Agreement shall be considered to have been drafted equally by each of the parties.

LAWSON SOFTWARE, INC.

Dated:	By:

Its:

Dated:	Employee Name: John J. Coughlan

Employee Signature

Exhibit C

General Release and Agreement

(“Final Release” to be signed at end of Part-Time Employment Period )

This General Release and Agreement (“General Release and Agreement”) is made and entered into as of                       , 200   between Lawson Software, Inc. (“the Company”) and John J. Coughlan (“Employee”).

WHEREAS, the Company and Employee are parties to a Separation and Noncompete Agreement and Mutual Release dated effective as of June 2, 2005  (the “Agreement”);

WHEREAS, Employee intends to release any and all claims that Employee has or may have against the Company as a result of Employee’s employment with the Company; and

WHEREAS, under the terms of the Agreement, which Employee agrees are fair and reasonable, Employee agreed to enter into this General Release and Agreement as a condition precedent to the payment described in Section 3.22 of the Agreement.

NOW, THEREFORE, in consideration of the provisions and the mutual covenants herein contained, the parties agree as follows:

I.              SEVERANCE BENEFITS.

A.                                    The Company agrees to pay Employee $500.00 (less applicable taxes), out of the payment described in Section 3.22 of the Agreement, in consideration of the release set forth in Section II(A) below.

B.                                    The Company agrees to pay Employee the remaining $500.00 (less applicable taxes) out of the payment described in Section 3.22 of the Agreement in consideration of the release set forth in Section II(B) below.

II.            RELEASE OF CLAIMS (“Release”).  The following Release does not apply to the Company’s obligations to the extent described under the Agreement.

A.                                    In consideration of the benefits listed in Section I(A) above, Employee, on behalf of himself, his heirs, executors, family members, beneficiaries, assignees, administrators, successors, and executors or anyone acting or claiming to act on his behalf, hereby releases and forever discharges, in full and final settlement, Lawson Software, Inc. and its predecessor the Lawson Associates, Inc. and all of their respective divisions, parent, subsidiaries, predecessors and successors, and all affiliated organizations, companies, foundations, and other corporations as well as past and present employees, agents, officials, officers, directors, and representatives, both individually and in their representative capacities, from any and all claims or causes of action of any type, both known or unknown, asserted and unasserted, direct and indirect, and of any kind, nature, or description whatsoever, under any local, state, or federal law(s), or the common law of the State of Minnesota, arising or which may have arisen at any time prior to the date of this General Release and Agreement.  This Release includes, but is not limited to, any and all claims arising from Employee’s employment with the Company or any business entity related to or acting on behalf of the Company, including claims arising under the Minnesota Human

Rights Act, Minnesota Law Against Discrimination, Title VII of the 1964 Civil Rights Act, as amended, the Americans with Disabilities Act, the Federal and State of Minnesota Fair Labor Standards Acts, the Employee Retirement Income Security Act, and any other local, state, or federal law(s) relating to illegal discrimination in the workplace on the basis of race, religion, disability, sex, age, or other characteristics of traits, as well as any claims that Employee may have been wrongfully discharged, that a employment contract has been breached, that Employee has been harassed or otherwise treated unfairly during his employment, or that he has been defamed in any fashion.  This Release also includes any claims based upon (a) the value of stock options that have not vested or are unexercisable after the date of termination of Employee’s employment with the Company pursuant to the applicable stock option agreements, grant notices or stock option plans, and (b) the value of stock options previously granted to Employee and that have vested and are exercisable as of the date of termination of Employee’s employment with the Company, but that Employee elects not to exercise and pay for within the applicable period after the date of termination of Employee’s employment with the Company pursuant to the express terms of the applicable stock option agreements, grant notices or stock option plans.   This Release also includes any claims for libel or slander, claims for assault or battery, claims for infliction of emotional distress whether intentional or negligent, claims of negligence (including negligent hiring, negligent supervision, and negligent retention), or any and all other claims arising out of Employee’s employment relationship with the Company.  This Release also includes any claims for attorney’s fees that Employee has or may have had for any claim identified above.  Employee acknowledges that the severance benefits set forth in Section I(A) above constitute adequate consideration for this Release.

B.                                    In consideration of the benefits listed in Section I(B) above, Employee hereby releases and forever discharges the Company and all of their respective divisions, parent, subsidiaries, predecessors and successors, and all affiliated organizations, companies, foundations, and other corporations, as well as past and present employees, agents, officials, officers, directors, and representatives, both individually and in their representative capacities, from any and all claims or causes of action of any type, both known and unknown, arising under or relating to the Age Discrimination in Employment Act, as amended.

III.           NON-ADMISSION.

It is understood and agreed that this General Release and Agreement does not constitute an admission by the Company of any liability, wrongdoing, or violation of any law.  Further, the Company expressly denies any wrongdoing of any kind whatsoever in its actions and dealings with Employee.  Employee acknowledges and agrees that the Company has no obligation to hire or employ Employee in the future.

IV.           OPPORTUNITY TO SEEK ADVICE AND CONFIRMATION OF UNDERSTANDING.

Employee acknowledges that Employee received this General Release and Agreement on                         , 200  .  Employee has been informed by the Company that Employee has the right to consult with an attorney (at Employee’s own expense) before signing this General Release and Agreement, and that Employee has 21 days after the date on which Employee received this General Release and Agreement to consider whether or not Employee wishes to sign it.

Employee acknowledges that Employee has read and understands this entire General Release and Agreement, and has had sufficient opportunity to ask the Company any questions about this General Release and Agreement.  If Employee has asked the Company any questions about this General Release and Agreement, all questions have been answered and Employee understands and is satisfied with all of those answers.

V.            OPPORTUNITY TO CONSIDER.

Employee understands that Employee may cancel this General Release and Agreement for any reason within fifteen (15) days after Employee has signed it.  If Employee decides to cancel this General Release and Agreement, Employee must provide written notice of cancellation, and that notice must be addressed to General Counsel, Lawson Software, Inc. , 380 St. Peter Street, St. Paul, Minnesota 55102.  The notice must be hand-delivered or sent by certified mail, return receipt requested, and postmarked within the 15-day period.

VI.           COMPREHENSIVE NATURE OF AGREEMENT.

The Agreement, the exhibits to the Agreement, existing written stock option agreements and options plans, the Lawson Software, Inc. Employee Invention and Non-Disclosure Agreement and this General Release and Agreement contain the entire agreement between the Company and Employee.  No other agreements, except the employee benefit plans in which Employee participated, are in full force and effect.  Employee acknowledges that Employee has been advised in writing to consult Employee’s own attorney, and that Employee has had an opportunity to be represented by Employee’s own attorney, and that Employee has read and understands the terms of this General Release and Agreement, and that Employee is voluntarily entering this General Release and Agreement to take advantage of the benefits offered, and that there have been no promises leading to the signing of this General Release and Agreement except those that have been expressly contained in this written document.

VII.         NON-ASSIGNMENT.

Employee and the Company agree that this General Release and Agreement may not be assigned by either party unless the other party consents in writing, except that the Company may assign this General Release and Agreement without Employee’s consent in connection with a merger or sale of the Company or sale of substantially all of the assets of the Company or its applicable operating division.

VIII.        SAVINGS CLAUSE.

If any provision of this General Release and Agreement is determined later to be unenforceable or illegal, the remaining provisions shall remain in full force and effect.

IX.           EMPLOYER’S REMEDIES.

Employee acknowledges that the violation of any of the terms of this General Release and Agreement will cause irreparable harm to the Company and agrees that, in addition to any other relief afforded by law, an injunction against the violation of the General Release and Agreement may issue against Employee.  Both damages and injunction shall be proper modes of relief and are not alternative remedies.  If the Company commences any action in equity to specifically enforce any of its rights under this General Release and Agreement, Employee waives and agrees not to assert the defense that the Company has an adequate remedy at law.

X.            GOVERNING LAW.

This General Release and Agreement will be construed and interpreted in accordance with the laws of the State of Minnesota.  The parties to this General Release and Agreement agree and acknowledge that this General Release and Agreement shall be considered to have been drafted equally by each of the parties.

LAWSON SOFTWARE, INC.

Dated:	By:

Its:

Dated:	Employee Name: John J. Coughlan

Employee Signature